UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

LIVEWIRE ERGOGENICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54588	26-1212244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24845 Corbit Place, Yorba Linda, CA 92887

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 940-0155

Prepared By:

Sunny J. Barkats, Esq.

Susan M. Benjamin, Esq.

JS Barkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2015, LiveWire Ergogenics, Inc. (the “Company” or “Registrant”) executed a Promissory Note (“Note”) whereby, for value received, the Registrant promises to pay to Sunny Sky Realty, LLC (“Lender”), or Lender’s registered assigns, the principal sum of Thirty Thousand Dollars (US$30,000.00) with accrued but unpaid interest thereon at the rate of twenty percent (20%) per annum. The principal and interest shall be due six months from the date of the execution of the promissory note (the “Maturity Date”).

As additional consideration the Company gives Lender restricted shares of the Company equal to US$50,000.00 (“the Restricted Shares”). The Restricted Shares will be convertible to freely tradeable shares on the Maturity Date.

The Company will have the right pre-pay the indebtedness to the Lender at any time prior to the Maturity Date without penalty. Please refer the attached Exhibit 10.1 for additional information pertaining to Note.

Item 9.01 Financial Statements and Exhibits

The following Exhibits are attached hereto.

Exhibit 10.1: Promissory Note from Livewire Ergogenics, Inc. to Sunny Sky Realty executed November 30, 2015.

Exhibit 9.1: Press Release dated December 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2015	Livewire Ergogenics, Inc.

	By:	/s/ Bill Hodson
Bill Hodson
Chief Executive Officer